Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Report”) of Newtek Business Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, Barry Sloane as Chief Executive Officer and Michael J. Holden as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906, that, to each officer’s knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Newtek as of and for the periods covered in the Report.

/s/ Barry Sloane Barry Sloane, Chief Executive Officer /s/ Michael J. Holden Michael J. Holden, Chief Financial Officer

Dated: August 14, 2006